EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2021

NEW YORK, May 05, 2021 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2021.

HIGHLIGHTS
Quarter ended March 31, 2021
($ in millions, except per share amounts)
Assets and Liabilities:
Investment portfolio (1)	$1,175.2
PSLF investment portfolio	$381.7
Net assets	$619.2
GAAP net asset value per share	$9.24
Quarterly increase in GAAP net asset value per share	5.2%
Adjusted net asset value per share (2)	$9.20
Quarterly increase in adjusted net asset value per share (2)	5.9%

Credit Facility	$372.9
2024 Notes	$84.2
SBA Debentures	$106.1
Regulatory Debt to Equity	0.75x
Regulatory Net Debt to Equity (3)	0.69x
GAAP Net Debt to Equity (4)	0.85x

Yield on debt investments at quarter-end	9.3%

Operating Results:
Net investment income	$8.8
Net investment income per share	$0.13
Distributions declared per share	$0.12

Portfolio Activity:
Purchases of investments	$74.8
Sales and repayments of investments	$65.0

Number of new portfolio companies invested	3
Number of existing portfolio companies invested	8
Number of ending portfolio companies	83

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(1) Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $104.4 million, at fair value.
(2) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $2.6 million unrealized loss on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, or the Credit Facility, and, together with our credit facility with BNP Paribas, as amended, the Credit Facilities. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $33.9 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $2.6 million unrealized loss on the Credit Facility, Small Business Act, or SBA, Debentures and net of $33.9 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 12:00 P.M. ET ON MAY 6, 2021

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 12:00 p.m. (Eastern Time) on Thursday, May 6, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8143. All callers should reference conference ID #3330373 PennantPark Investment Corporation. An archived replay of the call will be available through May 20, 2021 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3330373.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the substantial increase in net asset value this past quarter due to material appreciation in the value of several equity investments,” said Arthur Penn, Chairman and CEO. “We believe that we can generate increased income over time by rotating those equity positions into yield generating debt instruments. We are starting to see some progress on the exit of those equity investments. Additionally, we have the ability to grow the PNNT balance sheet and our PSLF JV which should also generate additional income for the Company.”

As of March 31, 2021, our portfolio totaled $1,175.2 million, which consisted of $443.5 million of first lien secured debt, $194.6 million of second lien secured debt, $118.2 million of subordinated debt (including $64.2 million in PSLF) and $419.0 million of preferred and common equity (including $40.2 million in PSLF). Our debt portfolio consisted of 92% variable-rate investments. As of March 31, 2021, we did not have any portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $42.9 million as of March 31, 2021. Our overall portfolio consisted of 83 companies with an average investment size of $14.2 million, had a weighted average yield on interest bearing debt investments of 9.3% and was invested 38% in first lien secured debt, 16% in second lien secured debt, 10% in subordinated debt (including 5% in PSLF) and 36% in preferred and common equity (including 3% in PSLF). As of March 31, 2021, all of the investments held by PSLF were first lien secured debt.

As of September 30, 2020, our portfolio totaled $1,081.8 million, which consisted of $439.0 million of first lien secured debt, $220.8 million of second lien secured debt, $113.6 million of subordinated debt (including $63.0 million in PSLF) and $308.3 million of preferred and common equity (including $36.3 million in PSLF). Our debt portfolio consisted of 93% variable-rate investments. As of September 30, 2020, we had two portfolio companies on non-accrual, representing 4.9% and 3.4% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $83.8 million as of September 30, 2020. Our overall portfolio consisted of 80 companies with an average investment size of $13.5 million, had a weighted average yield on interest bearing debt investments of 8.9% and was invested 41% in first lien secured debt, 20% in second lien secured debt, 10% in subordinated debt (including 6% in PSLF) and 29% in preferred and common equity (including 3% in PSLF). As of September 30, 2020, all of the investments held by PSLF were first lien secured debt.

For the three months ended March 31, 2021, we invested $74.8 million in three new and eight existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the three months ended March 31, 2021 totaled $65.0 million. For the six months ended March 31, 2021, we invested $143.0 million in seven new and 23 existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the six months ended March 31, 2021 totaled $167.6 million.

For the three months ended March 31, 2020, we invested $106.8 million in eight new and 24 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the three months ended March 31, 2020 totaled $16.4 million. For the six months ended March 31, 2020, we invested $280.5 million in 21 new and 39 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2020 totaled $47.5 million.

PennantPark Senior Loan Fund, LLC

As of March 31, 2021, PSLF’s portfolio totaled $381.7 million, consisted of 40 companies with an average investment size of $9.5 million and had a weighted average yield on debt investments of 7.3%.

As of September 30, 2020, PSLF’s portfolio totaled $353.4 million, consisted of 37 companies with an average investment size of $9.6 million and had a weighted average yield on debt investments of 7.3%.

For the three months ended March 31, 2021, PSLF invested $32.5 million (of which $15.5 million was purchased from the Company) in four new and two existing portfolio companies with a weighted average yield on debt investments of 8.0%. PSLF’s sales and repayments of investments for the same period totaled $4.9 million. For the six months ended March 31, 2021, PSLF invested $63.3 million (of which $37.8 million was purchased from the Company) in six new and six existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $40.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2021 and 2020.

Investment Income

Investment income for the three and six months ended March 31, 2021 was $19.2 million and $38.0 million, respectively, and was attributable to $10.9 million and $22.1 million from first lien secured debt, $5.8 million and $10.6 million from second lien secured debt, $1.7 million and $3.4 million from subordinated debt and $0.9 million and $1.9 million from preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2020 of $27.5 million and $53.5 million, respectively, and was attributable to $17.5 million and $33.5 million from first lien secured debt, $7.7 million and $15.4 million from second lien secured debt and $2.3 million and $4.6 million from subordinated debt, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to decreases in the size of our debt portfolio and the London Interbank Offered Rate.

Expenses

Expenses for the three and six months ended March 31, 2021 totaled $10.5 million and $20.9 million, respectively. Base management fee for the same periods totaled $4.3 million and $8.4 million, debt related interest and expenses totaled $4.9 million and $9.9 million, general and administrative expenses totaled $1.1 million and $2.3 million and provision for taxes totaled $0.2 million and $0.3 million, respectively. This compares to net expenses for the three and six months ended March 31, 2020, which totaled $17.2 million and $33.0 million, respectively. Base management fee for the same periods totaled $4.9 million and $9.6 million, incentive fee totaled $1.9 million and $2.7 million, debt related interest and expenses totaled $9.0 million and $17.8 million, general and administrative expenses totaled $1.2 million and $2.3 million and provision for taxes totaled $0.3 million and $0.6 million, respectively. The decrease in expenses for the three and six months ended March 31, 2021 compared to the same period in the prior year was primarily due to lower leverage costs and lower management fees and incentive fees.

Net Investment Income

Net investment income totaled $8.8 million and $17.1 million, or $0.13 and $0.25 per share, for the three and six months ended March 31, 2021, respectively. Net investment income totaled $10.3 million and $20.5 million, or $0.15 and $0.31 per share, for the three and six months ended March 31, 2020, respectively. The decrease in net investment income compared to the same periods in the prior year was primarily due to lower investment income.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2021 totaled $65.0 million and $167.6 million, respectively, and net realized gains (losses) totaled $0.3 million and ($17.3) million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2020 totaled $16.4 million and $47.5 million, respectively, and net realized gains (losses) totaled $1.4 million and ($10.6) million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and the Credit Facilities

For the three and six months ended March 31, 2021, we reported net change in unrealized appreciation on investments of $33.2 million and $126.7 million, respectively. For the three and six months ended March 31, 2020, we reported net change in unrealized depreciation on investments of $121.0 million and $97.3 million, respectively. As of March 31, 2021 and September 30, 2020, our net unrealized appreciation (depreciation) on investments totaled $42.9 million and ($83.8) million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

For the three and six months ended March 31, 2021, the Truist Credit Facility had a net change in unrealized appreciation of $3.8 million and $16.9 million, respectively. For the three and six months ended March 31, 2020, our Credit Facilities had a net change in unrealized depreciation of $48.9 million and $46.4 million, respectively, respectively. As of March 31, 2021 and September 30, 2020, the net unrealized depreciation on the Credit Facilities totaled $2.7 million and $19.6 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $38.5 million and $109.6 million, or $0.57 and $1.64 per share, for the three and six months ended March 31, 2021, respectively. Net change in net assets resulting from operations totaled ($60.3) million and ($41.1) million, or ($0.90) and ($0.61) per share, for the three and six months ended March 31, 2020. The increase in the net change in net assets from operations for the three and six months ended March 31, 2021 compared to the same periods in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the six months ended March 31, 2021 and 2020, inclusive of the fee on the undrawn commitment under the Credit Facilities and amortized upfront fees on SBA debentures, was 3.5% and 5.1%, respectively. As of March 31, 2021 and September 30, 2020, we had $99.5 million and $86.7 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2021 and September 30, 2020, we had $375.5 million and $388.3 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 2.5% and 2.5%, exclusive of the fee on undrawn commitments, as of March 31, 2021 and September 30, 2020, respectively.

As of March 31, 2021 and September 30, 2020, we had cash and cash equivalents of $33.9 million and $25.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $46.8 million for the six months ended March 31, 2021, and our financing activities used cash of $38.8 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily to pay down the Truist Credit Facility and our SBA Debentures.

Our operating activities used cash of $218.6 million for the six months ended March 31, 2020 and our financing activities provided cash of $184.3 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facilities.

RECENT DEVELOPMENTS

On April 14, 2021, we entered into an underwriting agreement, or the Underwriting Agreement, by and among the Company, PennantPark Investment Advisers, LLC, PennantPark Investment Administration, LLC and Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc., as representatives of the several underwriters named on Schedule A to the Underwriting Agreement, in connection with the issuance and sale of $150.0 million aggregate principal amount of the Company’s 4.5% Notes due 2026, or the 2026 Notes. On April 21, 2021, we closed the transaction and issued $150.0 million in aggregate principal amount of our 2026 Notes at a public offering price per note of 99.4%. Interest on the 2026 Notes is paid semi-annually on May 1 and November 1 of each year, at a rate of 4.5% per year, commencing November 1, 2021. The 2026 Notes mature on May 1, 2026 and may be redeemed in whole or in part at our option subject to a make-whole premium if redeemed more than three months prior to maturity. The 2026 Notes are general, unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The 2026 Notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles, or similar facilities. We do not intend to list the 2026 Notes on any securities exchange or automated dealer quotation system.

DISTRIBUTIONS

During the three and six months ended March 31, 2021, we declared distributions of $0.12 and $0.24 per share, for total distributions of $8.0 million and $16.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.36 per share, for total distributions of $12.1 million and $24.1 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2021	September 30, 2020
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$646,758,885 and $713,683,209, respectively)	$773,788,326	$735,674,666
Non-controlled, affiliated investments (cost—$104,463,115 and $77,628,920, respectively)	71,404,648	27,753,893
Controlled, affiliated investments (cost—$381,150,760 and $374,260,162, respectively)	330,044,569	318,342,859
Total of investments (cost—$1,132,372,760 and $1,165,572,291, respectively)	1,175,237,543	1,081,771,418
Cash and cash equivalents (cost—$33,833,269 and $25,801,087, respectively)	33,855,496	25,806,002
Interest receivable	4,916,119	5,005,715
Distribution receivable	1,452,000	1,393,716
Prepaid expenses and other assets	376,932	376,030
Total assets	1,215,838,090	1,114,352,881
Liabilities
Distributions payable	8,045,413	8,045,413
Payable for investments purchased	18,581,995	5,461,508
Truist Credit Facility payable, at fair value (cost—$375,544,900 and $388,252,000, respectively)	372,867,465	368,701,972
2024 Notes payable, net (par—$86,250,000)	84,170,310	83,837,560
SBA debentures payable, net (par—$108,500,000 and $118,500,000, respectively)	106,128,698	115,772,677
Base management fee payable, net	4,282,129	4,369,637
Interest payable on debt	2,007,332	2,022,614
Accrued other expenses	507,853	432,648
Total liabilities	596,591,195	588,644,029
Commitments and contingencies
Net assets
Common stock, 67,045,105 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	787,625,031	787,625,031
Accumulated distributable net loss	(168,445,181)	(261,983,224)
Total net assets	$619,246,895	$525,708,852
Total liabilities and net assets	$1,215,838,090	$1,114,352,881
Net asset value per share	$9.24	$7.84

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Investment income:
From non-controlled, non-affiliated investments:
Interest	$11,668,772	$22,748,529	$23,101,282	$43,133,443
Payment-in-kind	2,011,940	1,978,894	3,470,739	3,863,400
Other income	23,942	751,284	505,067	941,202
From non-controlled, affiliated investments:
Payment-in-kind	380,271	—	456,998	—
From controlled, affiliated investments:
Interest	2,177,259	559,934	4,454,035	1,204,624
Payment-in-kind	1,518,971	1,496,251	3,004,494	4,395,988
Dividend income	1,452,000	—	2,973,000	—
Total investment income	19,233,155	27,534,892	37,965,615	53,538,657
Expenses:
Base management fee	4,282,129	4,880,699	8,396,558	9,623,129
Performance-based incentive fee	—	1,913,047	—	2,657,673
Interest and expenses on debt	4,889,854	8,962,513	9,893,985	17,828,583
Administrative services expenses	505,020	521,520	1,010,040	1,043,040
Other general and administrative expenses	643,480	648,881	1,286,963	1,292,841
Expenses before performance-based incentive fee waiver and provision for taxes	10,320,483	16,926,660	20,587,546	32,445,266
Performance-based incentive fee waiver	—	—	—	—
Provision for taxes	150,000	300,000	300,000	600,000
Net expenses	10,470,483	17,226,660	20,887,546	33,045,266
Net investment income	8,762,672	10,308,232	17,078,069	20,493,391
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	319,431	1,424,778	2,450,389	(10,609,375)
Non-controlled and controlled, affiliated investments	—	—	(19,708,359)	—
Net realized gain (loss) on investments	319,431	1,424,778	(17,257,970)	(10,609,375)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	11,206,850	(40,710,987)	87,612,267	(23,658,391)
Non-controlled and controlled, affiliated investments	21,969,487	(80,260,831)	39,069,096	(73,690,603)
Debt (appreciation) depreciation	(3,763,322)	48,946,105	(16,872,593)	46,374,785
Net change in unrealized appreciation (depreciation) on investments and debt	29,413,015	(72,025,713)	109,808,770	(50,974,209)
Net realized and unrealized gain (loss) from investments and debt	29,732,446	(70,600,935)	92,550,800	(61,583,584)
Net increase (decrease) in net assets resulting from operations	38,495,118	$(60,292,703)	$109,628,869	$(41,090,193)
Net increase (decrease) in net assets resulting from operations per common share	$0.57	$(0.90)	$1.64	$(0.61)
Net investment income per common share	$0.13	$0.15	$0.25	$0.31

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $4.7 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Aviv Efrat PennantPark Investment Corporation (212) 905-1000 www.pennantpark.com